Exhibit Index

Number                             Title

 4.1       Restated Certificate of Incorporation of the Company.  (Filed as
           Exhibit 19.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1987, and incorporated by reference herein.)

 4.2 By-laws of the Company. (Filed as Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, and incorporated by reference herein.)

 4.3 Rights Agreement, dated as of March 15, 1986, between the Company and Harris Trust and Savings Bank, as Rights Agent. (Filed as
           Exhibit 4.14 to the Company's Annual Report on Form 10-K for the year ended December 31, 1985, and incorporated by reference herein.)

 4.4 Amendment, dated April 3, 1989, to Rights Agreement, between the Company and Harris Trust and Savings Bank, as Rights Agent. (Filed as Exhibit 2 to the Company's Current Report on Form 8-K, dated April 10, 1989, and incorporated by reference herein.)

 5.        Opinion of Robert T. McNaney

23.1 The consent of Robert T. McNaney is contained in his opinion filed as Exhibit 5 to this Registration Statement

23.2       Consent of Arthur Andersen LLP

24.        Power of Attorney

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Exhibit 5

                                        October 26, 1994
Brunswick Corporation
1 N. Field Ct.
Lake Forest, IL 60045-4811

Gentlemen:

      I am General Counsel of Brunswick Corporation, a Delaware corporation ("Brunswick").

      With respect to the Registration Statement on Form S-8 (the "Registration Statement") to be filed on or about October 27, 1994 by Brunswick with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, shares of common stock, $.75 par value of Brunswick (the "Shares") to be issued under the Brunswick Corporation 1994 Stock Option Plan for Non-Employee Directors (the "Plan"), I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates, and other documents and instruments, and such questions of law, as I have considered necessary or desirable for the purpose of this opinion.

      Based on the foregoing, I am of the opinion that when the Registration Statement has become effective and the Shares have been issued and delivered as contemplated in the Registration Statement and in the Plan, the Shares will be legally issued, fully paid, and nonassessable.

      I consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Robert T. McNaney

                                Robert T. McNaney
                                General Counsel


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Exhibit 23.2
                    Consent of Independent Public Accountants
      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 6, 1994 included or incorporated by reference in Brunswick Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our firm included in this registration statement.

                                Arthur Andersen LLP

Chicago, Illinois
October 20, 1994


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Exhibit 24
                                Power of Attorney
      The undersigned directors and officers of Brunswick Corporation, a Delaware corporation (the "Company"), hereby appoint William R. McManaman, Richard S. O'Brien and Dianne M. Yaconetti and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the others and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as directors and officers of the Company, a Registration Statement under the Securities Act of 1933, as amended, for the registration of securities, and any amendments or post-effective amendments thereto, and all instruments necessary or incidental in connection therewith, and to file or cause to be filed such Registration Statement, amendments or post-effective amendments thereto, and other instruments with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, each act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned could do in person. The undersigned hereby ratify and approve the action of said attorneys and each of them.

      In Witness Whereof, each of the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his/her name.

Capacity                            Signature                    Date
Chairman of the Board,         /s/ Jack F. Reichert           October 25, 1994
President, Chief Executive
Officer (Principal Executive
Officer) and Director

Vice President-Finance         /s/ William R. McManaman       October 25, 1994
(Principal Financial
Officer)

Controller (Principal          /s/ Thomas K. Erwin            October 25, 1994
Accounting Officer)

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Director                       /s/ Michael J. Callahan        October 25, 1994

Director                       /s/John P. Diesel              October 25, 1994

Director                       /s/ Donald E. Guinn            October 25, 1994

Director                       /s/ George D. Kennedy          October 25, 1994

Director                       /s/ Bernd K. Koken             October 25, 1994

Director                       /s/ Jay W. Lorsch              October 25, 1994

Director                       /s/ Bettye Martin Musham       October 25, 1994

Director                       /s/ Robert N. Rasmus           October 25, 1994

Director                       /s/ Roger W. Schipke           October 25, 1994